AETNA GENERATION PORTFOLIOS, INC.
NSAR Annual Filing
12/31/2000


77A
Is the Registrant filing any of the following attachments with the current filing of Form N-SAR (L)

Y
77B
Accountant's report on internal control (A)

77C
Submission of matters to a vote of security holders (L)
Y
77D
Policies with respect to security investments (L)
N
77E
Legal proceedings (L)
N
77F
Changes in security for debt (A)

77G
Defaults and arrears on senior securities (A)

77H
Changes in control of registrant (L)
Y
77I
Terms of new or amended securities (L)
Y
77J
Re valuation of assets or restatement of capital share account (A)

77K
Changes in registrant's certifying account (A)

77L
Changes in accounting principles and practices (A)

77M
Mergers (L)
N
77N
Actions to be reported pursuant to Rule 2a-7 (A)

77O
Transactions effected pursuant to Rule 10f-3 (A)

77P
Information required to be filed with the registrant's periodic reports pursuant to existing exemptive orders (L)

N
77Q1
Exhibits


(a)	copies of material amendments to charter or by-laws (L)
Y

(b)	copies of text of any proposal described in 77D (L)
[blank]

(c)	copies of amendments described in 77G (A)


(d)	copies of constituent instruments in 77J (A)


(e)	copies of any new/amended investment advisory contracts  (L)
Y

(f)	letters from registrant & auditors pursuant to 77K/77L (A)


(g)	mergers (L)
[blank]
77Q2


77Q3


80-85
Fidelity Bond (L)




A	=	Aeltus Investment (Mark Baral)
L	=	Law (Michael Gioffre, Ellen Valvo)



Screens 41 & 42 are to be filed only once each year, at end of Registrant's/ Series' fiscal year.

80
Fidelity bond(s) in effect at the end of the period:


A) Insurer name: GULF INSURANCE COMPANY


B) Second insurer:


C) Aggregate face amount of coverage for Registrant/Series on all bonds on which it is named as an insured. (000's omitted)


20,000
81
A) Is the bond part of a joint fidelity bond(s) shared with other investment companies, or entities? (Y or N)

Y

B) If answer to 81A is "Y" (Yes), how many other investment companies or other entities are covered by the bond? (Count each series as a separate investment company.)


48
82
A) Does the mandatory coverage of the fidelity bond have a deductible?
 (Y or N)

N

B) If the answer to 82A is "Y" (Yes), what is the amount of the deductible? ($000's omitted)


83
A) Were any claims with respect to this Registrant/Series filed under the bond during the period? (Y or N)

N

B) If the answer to 83A is "Y" (Yes), what was the total amount of such claims? ($000's omitted)


84
A) Were any losses incurred with respect to this Registrant/Series that could have been filed as a claim under the fidelity bond but were not? (Y or N)


N

B) If the answer to 84A is "Y" (Yes), what was the total amount of such losses? ($000's omitted)


85
A) Are Registrant's/Series' officers and directors covered as officers and directors of Registrant/Series under any errors and omissions insurance policy owned by the Registrant/Series or anyone else? (Y or N)



Y

B)Were any claims filed under such policy during the period with respect to the Registrant/Series? (Y or N)

N



Sub-Item 77C - Submission of Matters to a Vote of Security Holders		Y

(a)  A special meeting was held on November 22, 2000.

(b)  The following Directors were elected:

J. Scott Fox
John Y. Kim*
Albert E. DePrince, Jr.
Sidney Koch
Maria T. Fighetti
Corine T. Norgaard
David Grove
Richard G. Scheide

*John Y. Kim resigned from his position as Director of the Fund effective
 January 31, 2001.

(c)	The matter voted upon at the special meeting was to 1) consider the election of 8 Directors to serve until their successors are elected and qualified; 2) approve new advisory agreements; and 3) ratify the selection of KPMG LLP as independent auditors for the Fund for the fiscal year ended December 31, 2001.

(1)	To consider and vote on the election of 8 Board members to serve until their successors are elected and qualified:

	J. Scott Fox

Number of affirmative votes: 	21,683,617.917
Number of negative votes:	397,006.291


	Albert E. DePrince, Jr.

Number of affirmative votes: 	21,682,484.560
Number of negative votes:	398,139.648


	Maria T. Fighetti

Number of affirmative votes: 	21,683,087.691
Number of negative votes:	397,536.517


	   				David Grove

Number of affirmative votes: 	21,674,317.264
Number of negative votes:	406,306.944


					John Y. Kim

Number of affirmative votes: 	21,683,623.676
Number of negative votes:	397,000.532


			Sidney Koch

Number of affirmative votes: 	21,683,697.545
Number of negative votes:	396,926.663


			  Corine T. Norgaard

Number of affirmative votes: 	21,683,697.545
Number of negative votes:	396,926.663


			   Richard G. Scheide

Number of affirmative votes: 	21,683,697.545
Number of negative votes:	396,926.663


(2) to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Ascent VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	7,633,452.630
Number of negative votes:	91,890.990
Number of abstaining votes:	274,450.204

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Crossroads VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	7,034,789.868
Number of negative votes:	138,237.842
Number of abstaining votes:	614,812.532

to approve a new Investment Advisory Agreement between the Fund, on behalf of Aetna Legacy VP, and Aeltus Investment Management, Inc.:

Number of affirmative votes: 	5,875,338.631
Number of negative votes:	90,665.364
Number of abstaining votes:	326,986.147

(3) to ratify the selection of KPMG LLP as independent auditors for the fiscal year ending December 31, 2001:

Number of affirmative votes: 	20,799,347.335
Number of negative votes:	129,161.122
Number of abstaining votes:	1,152,115.751



Sub-Item 77H - Changes in control of registrant	Y		Y

(a) On December 13, 2000, Aetna Inc., the former indirect parent company of Aetna Life Insurance and Annuity Company ("ALIAC"), sold its financial services and international businesses, including ALIAC, to ING Groep N.V.
 (ING).

As of December 29, 2000, ALIAC, and its affiliates, had the following interest in the portfolios of the Registrant through direct ownership or through one of ALIAC's separate accounts:


% ALIAC
Aetna Ascent VP
100%
Aetna Crossroads VP
100%
Aetna Legacy VP
100%


(b)  See 77H (a).


Sub-Item 77I - Terms of new or amended securities	Y		Y


On December 13, 2000, the directors of the Registrant approved an amendment to the Fund's By-Laws. The amendment replaced the requirement that the Board of Directors set a record date, for the determination of shareholders entitled to vote at a shareholder meeting or shareholders entitled to receive payment of any dividend, not more than 60 days prior to the date on which the meeting or particular action requiring such determination of shareholders is to be held or taken. That requirement was replaced wit record date not more than 90 days prior to the meeting date on which the meeting or action requiring such determination of shareholders is to be held or taken.



Sub-Item 77Q1 - Exhibits	Y

(a) 1.	The Board of Directors of Aetna Generation Portfolios, Inc., by
 unanimous written consent dated September 7, 2000, approved an amendment to the By-Laws of Aetna Generation Portfolios, Inc. Article I, Section 7 of the By-Laws of Aetna Generation Portfolios, Inc. was amended, in its entirety, as follows:

Section 7.	PROXIES.  Any Shareholder entitled to vote at any meeting of
 Shareholders may vote either in person or by proxy. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed by the Shareholder or by his duly authorized attorney in any manner permitted by law and dated, but need not be sealed, witnessed or acknowledged. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained ly designed to verify that such instructions have been authorized by such Shareholder shall be deemed to constitute execution of such proxy by or on behalf of such Shareholder. Unless a proxy provides otherwise, no proxy which is dated more than eleven months before the meeting named therein shall be accepted. All proxies shall be filed with and verified by the Secretary, or an Assistant Secretary of the Corporation or if the meeting shall so decide, by the Secretary of the meeting. A proxy with respect
o or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise.


(a) 2.	The Board of Directors of Aetna Generation Portfolios, Inc., at a
 Board meeting on December 13, 2000, approved an amendment to the By-Laws of Aetna Generation Portfolios, Inc. The amendment deleted Section 3 of
 Article V of the By-Laws and inserted in lieu thereof the following:

Section 3. CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. The Board of Directors may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of or to vote at any Meeting of Shareholders or Shareholders entitled to receive payment of any dividend or the allotment of any other rights. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a Meeting of days, before the date on which the meeting or particular action requiring such determination of Shareholders of record is to be held or taken. In lieu of fixing a record date, the Board of Directors may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a Meeting of Shareholders, such books shall be closed for at least 10 days before th record date is fixed and the share transfer books are not closed for the determination of Shareholders, the record date will be determined in accordance with applicable law.




Sub-Item 77Q1 - Exhibits	Y


(e)	Investment Advisory Agreements for Aetna Generation Portfolios, Inc. are
 attached herewith.

INVESTMENT ADVISORY AGREEMENT
THIS AGREEMENT is made by and between AELTUS INVESTMENT MANAGEMENT, INC. a
 Connecticut corporation (the "Adviser") and AETNA GENERATION PORTFOLIOS,
 INC., a Maryland corporation (the "Fund"), on behalf of its portfolio,
 Aetna Ascent VP (the "Portfolio"), as of the date set forth above the parties' signatures.
W I T N E S S E T H
WHEREAS, the Fund is registered with the Securities and Exchange Commission
 (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and
WHEREAS, the Fund has established the Portfolio; and
WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and
 is in the business of acting as an investment adviser; and
WHEREAS, the Fund, on behalf of the Portfolio, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Portfolio on the terms and conditions hereinafter set forth;
NOW THEREFORE, the parties agree as follows:
I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER
Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Directors (the "Board"), the Fund, on behalf of the Portfolio, hereby appoints the Adviser to serve as the investment adviser to the Portfolio, to provide the investment advisory services set forth below in Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or otherwise expressly authorized, it is acting as an independent contractor and not as an agent o ority to act for or represent the Portfolio in any way.
II.	DUTIES OF THE ADVISER
In carrying out the terms of this Agreement, the Adviser shall do the following:
	1.	supervise all aspects of the operations of the Portfolio;
	2.	select the securities to be purchased, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio, place trades for all such securities and regularly report thereon to the Board;
	3.	formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Board;
	4.	obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Portfolio, securities held by or under consideration for the Portfolio, or the issuers of those securities;
	5.	provide economic research and securities analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;
	6.	obtain the services of, contract with, and provide instructions to custodians and/or subcustodians of the Portfolio's securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and
	7.	take any other actions which appear to the Adviser and the Board necessary to carry into effect the purposes of this Agreement.
III.	REPRESENTATIONS AND WARRANTIES
	A.	Representations and Warranties of the Adviser
	The Adviser hereby represents and warrants to the Fund as follows:
1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

3. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

	B.	Representations and Warranties of the Portfolio and the Fund
The Fund, on behalf of the Portfolio, hereby represents and warrants to the
 Adviser as follows:
1. Due Incorporation and Organization. The Fund has been duly incorporated under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

		2.	Registration. The Fund is registered as an investment company with the
 Commission under the 1940 Act and shares of the Portfolio are registered or qualified for offer and sale to the public under the Securities Act of 1933 and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.	DELEGATION OF RESPONSIBILITIES
Subject to the approval of the Board and the shareholders of the Portfolio, the Adviser may enter into a Subadvisory Agreement to engage a subadviser to the Adviser with respect to the Portfolio.
V.	BROKER-DEALER RELATIONSHIPS
	A.	Portfolio Trades
	The Adviser shall place a